                                                                       Exhibit 5





                                                                  March 14, 1994



Hanover Direct, Inc.
1500 Harbor Boulevard
Weehawken, New Jersey  07087

                 Re:   Hanover Direct, Inc. Series A Notes

Gentlemen:

         We refer to the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Hanover Direct, Inc., a Delaware corporation (the "Company"),
with the Securities and Exchange Commission (the "Commission").   The
Registration Statement covers up to $14,000,000 in aggregate principal amount of the Company's 9.25% Senior Subordinated Notes, Series A, Due August 1, 1998 (the "Series A Notes") which may be sold by a certain noteholder of the Company.

         We have examined the originals or certified, photostatic or facsimile copies of such records of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the
opinions set forth below.   In such examination, we have assumed the legal
capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, as described above, and subject to the assumptions and qualifications stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that, the Series A Notes proposed to be sold by the selling noteholder have been duly authorized for issuance and that the Series A Notes, when issued to and paid for by the purchasers thereof, will be duly and validly issued.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                                                            Very truly yours,

                                                   WHITMAN BREED ABBOTT & MORGAN